EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Fred Hand, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.
The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended April 2, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: May 12, 2022	By:	/s/ Fred Hand
Fred Hand
Chief Executive Officer